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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME OF SUBSIDIARY                               DOING BUSINESS NAMES                  JURISDICTION OF INCORPORATION
------------------                               --------------------                  -----------------------------
Aames Capital Acceptance Corp.                                                         Delaware
Aames Capital Corporation                        Aames Home Loan,                      California
                                                 The Center for Loan Servicing

Aames Funding Corporation                        Aames Home Loan,                      California
                                                 The Center for Loan Servicing,
                                                 Metro Acceptance Corporation

One Stop Mortgage, Inc.                          One Stop Funding                      Wyoming
Oxford Aviation Corporation, Inc.                                                      California
Rossmore Financial Insurance Services, Inc.                                            California
Serrano Insurance Services                                                             Nevada
Windsor Management Co.
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